Exhibit 107

Calculation of Filing Fee Tables

Form S-1

BRB Foods Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share (2)	Rule 457(o)	4,312,500	$5.00	$21,562,500	0.00015310	$3,301.22
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share (1)	Rule 457(o)	2,572,642	$5.00	$12,863,210	0.00015310	$1,969.36
Fees Previously Paid	Equity	Common Stock, Underlying Representatives Warrants(2)	Rule 457(o)	301,875	$6.25	$1,886,719	0.00015310	$288.86
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$36,312,429		$5,559.44	(3) (4)
	Total Fees Previously Paid							$4,263.57	(3) (4)
	Total Fee Offsets							$0.00
	Net Fee Due							$1,295.87

(1)	This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of 2,572,642 shares of common stock previously issued to the selling stockholders as named in the Resale Prospectus. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes the shares of common stock that the underwriters have the option to purchase to cover any over-allotments.

(3)	$4,263,57 of the registration fee was previously paid based on the registration fee rate then in effect at the time of that filing, pursuant to Rule 457(o). An additional registration fee of $1,295.87 is to be paid by the Registrant at the time of filing the Form S-1/A1 as described in footnote (4).

(4)	The Registrant ’s initial filing of this Registration Statement on January 17, 2024 (the “Original Form S-1”) registered the number of shares of common stock for an aggregate offering price of $19,997,068 under Rule 457(o). The current filing of the amendment to the Original Form S-1 (the “Form S-1/A1”) is registering the number of shares of common stock for an aggregate offering price of $36,312,429, including (i) the number of shares of common stock for a proposed maximum aggregate offering price of $21,562,500 as offered by the Registrant, (ii) 2,572,642 shares of common stock offered by the selling stockholders for a proposed maximum aggregate offering price of $12,863,210; and (iii) the number of shares of common stock underlying the Representative’s Warrant for a proposed maximum aggregate offering price of $1,886,719. Pursuant to Rule 457(o), since the maximum aggregate offering price under the Form S-1/A1 increases, the Registrant recalculated the filing fees, and an additional registration fee of $1,295.87 was required to be paid at the time of the filing of Form S-1/A1.